EXHIBIT NO. 99.1(d)

                               MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                                       AND

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


     Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 2, 2002, as amended (the "Declaration"), of MFS Series Trust IX, a business Trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), to have the following special and relative rights:

     1.   The new series shall be designated:

               -    MFS Research Bond Fund J

     2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

     3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

     4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

     Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

     The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.11 of the Declaration, do hereby divide the Shares of MFS Research Bond Fund J to create three classes of Shares, within the meaning of
Section 6.10, as follows:

     1. The three classes of Shares are designated "Class A Shares," "Class B Shares" and "Class C Shares";

     2.   Class A Shares, Class B Shares and Class C Shares shall be entitled to
          all  the  rights  and   preferences   accorded  to  shares  under  the
          Declaration;

     3. The purchase price of Class A Shares, Class B Shares and Class C Shares, the method of determination of the net asset value of Class A Shares, Class B Shares and Class C Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares and Class C Shares, any conversion feature of Class B Shares, and relative dividend rights of holders of Class A Shares, Class B Shares and Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

     4. Class A Shares, Class B Shares and Class C Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 19th day of September, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN
--------------------------------------------
John W. Ballen
8 Orchard Road
Southborough MA  01772

LAWRENCE H. COHN
--------------------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

SIR J. DAVID GIBBONS
--------------------------------------------
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05

WILLIAM R. GUTOW
--------------------------------------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. ATWOOD IVES
--------------------------------------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ABBY M. O'NEILL
--------------------------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay NY  11771

KEVIN R. PARKE
--------------------------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742

LAWRENCE T. PERERA
--------------------------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

WILLIAM J. POORVU
--------------------------------------------
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138

JEFFREY L. SHAMES
--------------------------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. DALE SHERRATT
--------------------------------------------
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

ELAINE R. SMITH
--------------------------------------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

WARD SMITH
--------------------------------------------
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022